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                          CERTIFICATE OF INCORPORATION
                                       OF
                       INTERNATIONAL SPORTS WAGERING INC.

                            (A Delaware corporation)



          FIRST: The name of the Corporation is:

                       INTERNATIONAL SPORTS WAGERING INC.

          SECOND: The address of the registered office of the Corporation in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street, City of Dover, County of Kent. The name of its registered agent at such address is United Corporate Services, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: (a) The total number of shares of capital stock which may be issued by the Corporation is three million (3,000,000), divided into classes of which two million five hundred thousand (2,500,000) shall be Common Stock, par value $.001 per share, and of which five hundred thousand (500,000) shall be Preferred Stock, par value $.001 per share.

                    (b) The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of Common Stock of the Corporation are as follows:

               1. Dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

               2. Upon any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive any and all assets of the Corporation remaining to be paid or distributed.

               3. Except as otherwise provided by statute, by any express provision of this Certificate or by any agreement to the contrary between the Corporation and its stockholders, all rights to vote and all voting power shall be exclusively vested in the Common Stock and the holders thereof shall be entitled to one vote for each share of


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      Common Stock for the election of directors and upon all other matters.

               4. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

                    (c) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

               1. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                    (1) The number of shares constituting that series and the distinctive designation of that series;

                    (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                    (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                    (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                    (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                    (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that


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          series, and, if so, the terms and amount of such sinking fund;

                    (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                    (8) Any other relative rights, preferences and limitations of that series.

               2. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

               3. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

               4. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.


          FIFTH: The name and mailing address of the sole incorporator is as follows:


              NAME                        MAILING ADDRESS
              ----                        ---------------

      Richard M. Hoffman            c/o Rubin Baum Levin Constant &
                                      Friedman
                                    30 Rockefeller Plaza, 29th Floor
                                    New York, New York  10112


          SIXTH: (a) The number of directors of the Corporation which shall constitute the whole Board of Directors of the Corporation shall be such as from time to time may be fixed by or in the manner provided in the By-laws, but in no case shall the number of directors be less than one. Except as may


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otherwise be required by law, vacancies in the Board of Directors of the
Corporation and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

                    (b) All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law. In furtherance of the powers conferred by statute and by law, the Board of Directors shall have the power to adopt, alter, amend or repeal the By-laws of the Corporation, without any action on the part of the Corporation's stockholders.

          SEVENTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit; it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.

          (b) Any repeal or modification of the foregoing subparagraph (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          (c) If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this paragraph SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not now personally liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

          (d) Each director, officer, employee and agent, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. The provisions of this subparagraph (d) shall apply to any member of any committee appointed by the Board of


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Directors as fully as though such person shall have been an officer or director of the Corporation.

          (e) The provisions of this paragraph SEVENTH shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any director or officer may be entitled, as a matter of law or under the By-laws of the Corporation or any agreement, vote of stockholders or otherwise.

          EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          NINTH: Elections of directors need not be by written ballot unless the By-laws of the Corporation so provide.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed by Richard M. Hoffman, its Sole Incorporator, this 22nd day of May, 1995.


                                          BY:/s/ Richard M. Hoffman
                                             -----------------------------
                                             Richard M. Hoffman,
                                             Sole Incorporator


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